EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.167862) of Motricity, Inc. of our report dated February 28, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 13, 2012